Exhibit 10.29

OIS 221 Lathrop Way, Suite I Sacramento, CA 95815 USA	www.oisi.com main 088.338.8436 fax 916.646.0207

October 30, 2009
VIA Facsimile and mail

William D. Greer
4805 Nevada Avenue
Nashville, TN 37209

Re:           Ophthalmic Imaging Systems Board Membership

Dear Bill:

The following has been changed to your OIS Board Membership Agreement dated August 31, 2007 to outline your new compensation structure:

Effective October 1, 2009,

The Company will pay an annual retainer in the amount of $20,000, payable in 4  equal quarterly installments of  $5,000.  The Company will also reimburse for travel expenses according to the Company’s travel policy.

Please indicate your formal acceptance of the foregoing by signing and dating where indicated below.  At your earliest convenience, please return via facsimile the executed copy of page 2 to the attention of Mr. Gil Allon at the Company’s offices at (916) 565-0415.

Again, thank you for your continued efforts as a board member during this very exciting time for the Company.

Very truly yours,

/s/ Uri Ram
Uri Ram
Chairman of the Board of Directors
Ophthalmic Imaging Systems

Approved:

/s/ William D. Greer
William D. Greer

Date : 11/17/09

Better Insight. Better Sight.